EXHIBIT 10.28

DATED 17 APRIL 2008

AVSTES SHIPPING CORPORATION
(as Borrower)

-and-

DnB NOR BANK ASA
(as Lender)

____________________________________

US$36,000,000 SECURED
MULTI-CURRENCY REDUCING REVOLVING
CREDIT FACILITY AGREEMENT
____________________________________

m.v. “VASSOS”

STEPHENSON HARWOOD
One St. Paul’s Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
Ref: 04.134

CONTENTS
		Page

1	Definitions and Interpretation	1

2	The Loan and its Purpose	13

3	Conditions of Utilisation	13

4	Advance	15

5	Currency	16

6	Repayment	16

7	Prepayment	17

8	Interest	18

9	Indemnities	21

10	Fees	26

11	Security and Application of Moneys	26

12	Representations	32

13	Undertakings and Covenants	35

14	Events of Default	43

15	Assignment and Sub-Participation	49

16	Set-Off	50

17	Payments	50

18	Notices	52

19	Partial Invalidity		53

20	Remedies and Waivers		54

21	Miscellaneous		54

22	Law and Jurisdiction		55

SCHEDULE 1: Conditions Precedent and Subsequent			57

	Part I:	Conditions precedent	57

	Part II:	Conditions subsequent	62

SCHEDULE 2: Calculation of Mandatory Cost			63

SCHEDULE 3: Form of Drawdown Notice			66

LOAN AGREEMENT

Dated: 17 APRIL 2008

BETWEEN:

(1)	AVSTES SHIPPING CORPORATION, a company incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Borrower”); and

(2)	DnB NOR BANK ASA, acting through its office at 20 St. Dunstan’s Hill, London EC3R 8HY, England (the “Lender”).

WHEREAS:

(A)	The Borrower is the registered owner of the Vessel which is registered under the flag of Cyprus.

(B)	The Lender has agreed to advance to the Borrower a secured multi-currency reducing revolving credit facility of up to thirty six million Dollars ($36,000,000) to provide the Borrower with working capital for general corporate purposes.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1

In this Agreement:

“Accounts” means the Operating Account and the Cash Collateral Account.

“Account Charge” means the deed of charge referred to in Clause 11.1.3.

“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“Assignment” means the deed of assignment referred to in Clause 11.1.2.

“Availability Termination Date” means three (3) months prior to the Final Maturity Date or such later date as the Lender may in its discretion agree.

“Break Costs” means all sums payable by the Borrower from time to time under Clause 9.3.

“Broker” means any one of Arrow Chartering (UK), Braemer Seascope Group, Clarksons PLC and Fearnleys and “Brokers” means more than one of them.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York and London and Tokyo (only if an amount in Japanese Yen is involved) and Zurich (only if an amount in Swiss Francs is involved) and any other financial centre which the Lender may consider appropriate for the operation of the provisions of this Agreement, and in the case of Euro, a day on which the Trans- European Automated Real Time Gross Settlement Express Transfer Payment System (TARGET) is operating.

“Cash Collateral Account” means the bank account to be opened (if and when required) in the name of the Borrower with the Lender and designated “Avstes Shipping Corporation Cash Collateral Account”.

“Charters” means the Existing Charters and any other time charter or other contact of employment in respect of the Vessel which shall not exceed thirteen (13) months duration without the prior written consent of the Lender and “Charter ” means either of them.

“Charterer” means Daiichi Chuo Kisen Kaisha of Tokyo, Japan or any other charterer who has entered into or shall enter into a Charter and “Charterers ” means more than one of them.

“Converted” means actually or notionally (as the case may require) converted by the Lender at the rate at which the Lender, in accordance with its usual practice, is able in the London Interbank market to purchase the Permitted Currency in which any part of the Loan is to be denominated with the Permitted Currency in which the Loan is then denominated, on the second Business Day before the value date for that conversion pursuant to Clause 5, and the words “Convert ” and “Conversion” shall be interpreted accordingly.

“Credit Support Document” means any document described as such in the Master Agreement and, where the context permits, any other document referred to in any Credit Support Document which has the effect of creating an Encumbrance in favour of the Lender.

“Credit Support Provider” means any person (other than the Borrower) described as such in the Master Agreement.

“Currency of Account” means, in relation to any payment to be made to the Lender under a Finance Document, the currency in which that payment is required to be made by the terms of that Finance Document.

“Deed of Covenants” means the deed of covenants referred to in Clause 11.1.1.

“Default” means an Event of Default or any event or circumstance specified in Clause 14.1 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

“Dollars” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

“Drawdown Date” means the date on which a Drawing is advanced under Clause 4.

“Drawdown Notice” means a notice substantially in the form set out in Schedule 3.

“Drawing” means any one amount advanced or to be advanced pursuant to a Drawdown Notice or, where the context permits, the amount advanced and for the time being outstanding and “Drawings” means more than one of them.

“Earnings” means all hires, freights, pool income and other sums payable to or for the account of the Borrower in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Euro” and “€” means the single currency of the Participating Member States.

“Event of Default” means any of the events or circumstances set out in Clause 14.1.

“Existing Charters” means the Initial Charter and the Subsequent Charter, and “Existing Charter” means either of them.

“Facility Period” means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Lender under or in connection with the Finance Documents.

“Final Maturity Date” means the date falling on the earlier of (a) ten (10) years from the date of this Agreement and (b) 31 May 2018.

“Finance Documents” means this Agreement, the Master Agreement, the Security Documents and any other document designated as such by the Lender and the Borrower and “Finance Document” means any one of them.

“Financial Indebtedness” means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:

(a) moneys borrowed;

(b) any acceptance credit;

(c) any bond, note, debenture, loan stock or similar instrument; (d) any finance or capital lease; (e) receivables sold or discounted (other than on a non-recourse basis); (f) deferred payments for assets or services;

(g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value or any derivative transaction, only the marked to market value shall be taken into account);

(h) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j) the amount of any liability in respect of any guarantee or indemnity for many of the items referred to in paragraphs (a) to (i) above.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued under Annex VI.

“Indebtedness” means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to the Lender under all or any of the Finance Documents.

“Initial Charter” means in respect of the Vessel the time charter dated 2 May 2007 as amended and supplemented by Addendum No. 1 dated 2 May 2007, each made between the Borrower and the Charterer.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value or the Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

  “Interest Payment Date” means each date for the payment of interest in accordance with Clause 8.7.

  “Interest Period” means each period for the determination and payment of interest selected by the Borrower or agreed or selected by the Lender pursuant to Clause 8.

  “ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

  “ISM Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

  “ISPS” Code” means the International Ship and Port Facility Security Code.

  “ISPS Company” means, at any given time, the company responsible for the Vessel’s compliance with the ISPS Code.

  “ISSC” means a valid international ship security certificate for the Vessel issued under the ISPS Code.

  “LIBOR” means:

  (a) the applicable Screen Rate; or

  (b) (if no Screen Rate is available for any Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) quoted to the Lender in the London interbank market,

  at 11.00 a. m. two (2) Business Days before the first day of the relevant Interest Period for the offering of deposits in Dollars or its equivalent in a

  Permitted Currency in an amount comparable to the Loan (or any relevant part of the Loan) and for a period comparable to the relevant Interest Period.

  “Loan” means the aggregate amount advanced or to be advanced by the Lender to the Borrower under Clause 4 or, where the context permits, the amount advanced and for the time being outstanding.

  “Management Agreement” means the agreement(s) for the commercial and/or technical management of the Vessel between the Borrower and the Managers.

  “Managers” means Safety Management Overseas S. A. , or such other commercial and/or technical managers of the Vessel nominated by the Borrower as the Lender may approve.

  “Mandatory Cost” means the percentage rate per annum calculated by the Lender in accordance with Schedule 2.

  “Margin” means zero point eighty per cent (0.80%) per annum.

  “Master Agreement” means any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Lender and the Borrower during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged pursuant to any Master Agreement.

  “Maximum Amount” means thirty six million Dollars ($36,000,000) reduced from time to time in accordance with Clause 3.4 and/or Clause 7.4 and/or Clause 8.9.5.

  “Mortgage” means the first priority statutory mortgage referred to in Clause 11.1.1 together with the Deed of Covenants.

  “Mortgagee’s Insurances” means all policies and contracts of mortgagee’s interest insurance from time to time taken out by the Lender in relation to the Vessel.

  “Operating Account” means the bank account opened in the name of the Managers with the Lender and designated “Safety Management Overseas S. A. -Operating Account” with account number 60204001.

  “Participating Member States” means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

  “Permitted Currency” means Japanese Yen, Swiss Francs, Euro and Dollars.

  “Reduction Date” means each date falling at consecutive six monthly intervals after the first Drawdown Date.

  “Relevant Documents” means the Finance Documents, the Management Agreement and the Managers’ confirmation specified in Part I of Schedule 1.

  “Requisition Compensation” means all compensation or other money which may from time to time be payable to the Borrower as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

  “Screen Rate” means in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or the service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower.

  “Security Documents” means the Mortgage, the Deed of Covenants, the Assignment, the Account Charge, any other Credit Support Documents or (where the context permits) any one or more of them and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and “Security Document” means any one of them.

  “Security Parties” means the Borrower and any other Credit Support Provider and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and “Security Party” means any one of them.

  “SMC” means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

  “SMS” means a safety management system for the Vessel developed and implemented in accordance with the ISM Code.

  “Subsequent Charter” means in respect of the Vessel, the time charter dated 20 September 2007 made between the Borrower and the Charterer.

  “Swiss Francs” and “SFr” means available and freely transferable and convertible funds in non-resident currency of Switzerland.

  “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  “Total Loss” means:

  (a) an actual, constructive, arranged, agreed or compromised total loss of the Vessel; or

(b) the requisition for title or compulsory acquisition of the Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c) the capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government, unless the Vessel is released and returned to the possession of the Borrower within one month after the capture, seizure, arrest, detention or confiscation in question.

“Transaction” means a transaction entered into between the Lender and the Borrower governed by the Master Agreement.

“Vessel” means the approximately 76, 015 dwt panamax dry bulk carrier vessel “VASSOS” with IMO number 9256872 which was built in 2004 and which is registered in the ownership of the Borrower under the laws and flag of the Republic of Cyprus together with everything now or in the future belonging to her on board and ashore.

“Japanese Yen” and “Y” means available and freely transferable and convertible funds in non-resident currency of Japan.

1.2	In this Agreement:

	1.2.1	words denoting the plural number include the singular and vice versa;

	1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

	1.2.3	references to Recitals, Clauses and Schedules are references to recitals, clauses and schedules to or of this Agreement;

	1.2.4	references to this Agreement include the Recitals and the Schedules;

	1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

	1.2.6	references to any document (including, without limitation, to all or any of the Relevant Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

	1.2.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re enacted;

	1.2.8	references to the Lender include its successors, transferees and assignees;

	1.2.9	a time of day (unless otherwise specified) is a reference to London time; and

	1.2.10	words and expressions defined in the Master Agreement, unless the context otherwise requires, have the same meaning.

1.3	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Lender and the Borrower or their representatives prior to the date of this Agreement.

2	The Loan and its Purpose

	2.1	Amount Subject to the terms of this Agreement, the Lender agrees to make available to the Borrower a revolving credit facility in an aggregate amount not exceeding the Maximum Amount at any one time.

	2.2	Purpose The Borrower shall apply the Loan for the purpose referred to in Recital (B).

	2.3	Monitoring The Lender shall not be bound to monitor or verify the application of any amount borrowed under this Agreement.

3	Conditions of Utilisation

	3.1	Conditions precedent The Borrower is not entitled to have any Drawing advanced unless the Lender has received all of the documents and other evidence listed in Part I of Schedule 1.

	3.2	Further conditions precedent The Lender will only be obliged to advance a Drawing if on the date of the Drawdown Notice and on the proposed Drawdown Date:

		3.2.1	no Default is continuing or would result from the advance of that Drawing; and

		3.2.2	the representations made by the Borrower under Clause 12 are true in all material respects.

	3.3	Drawing limit The Lender will only be obliged to advance a Drawing if:

		3.3.1	no other Drawing has been made on the same Business Day;

		3.3.2	that Drawing is not less than one million Dollars ($1,000,000) or, if in excess of one million Dollars ($1,000,000), integral multiples of five hundred thousand Dollars ($500,000); and

	3.3.3	that Drawing will not increase the outstanding amount of the Loan to a sum in excess of the Maximum Amount.

3.4	Reduction of Maximum Amount The Maximum Amount:

3.4.1

shall be reduced by twenty (20) reduction amounts, the first nineteen (19) reduction amounts on each of the Reduction Dates, each reduction amount in the amount of nine hundred thousand Dollars ($900,000) and the final reduction amount in the amount of eighteen million nine hundred thousand Dollars ($18,900,000) (comprising of a reduction amount of nine hundred thousand Dollars ($900,000) and a balloon reduction of eighteen million Dollars ($18,000,000)), the first Reduction Date being the date which is six (6) calendar months from the date of this Agreement and subsequent Reduction Dates being at consecutive intervals of six (6) calendar months thereafter, with the last Reduction Date being on the Final Maturity Date; and

3.4.2

may (in addition to any reduction required under Clause 3.4.1) be reduced by the Borrower by five hundred thousand Dollars ($500,000) or an integral multiple of that amount with effect from any Business Day by written notice to the Lender given not fewer than fourteen (14) days prior to that Business Day, which notice shall be irrevocable. Any voluntary reduction in the Maximum Amount shall be in addition to, and without prejudice to, the mandatory reductions in the Maximum Amount made pursuant to Clause 3.4.1 and may not be reversed. Any reduction under this Clause 3.4.2 shall satisfy the obligations under Clause 3.4.1 in order of maturity. Amounts repaid by the Borrower pursuant to this Clause shall not be available for reborrowing.

3.5	Conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Lender on, or as soon as practicable after, the first

Drawdown Date the additional documents and other evidence listed in Part II of Schedule 1.

3.6

No Waiver If the Lender in its sole discretion agrees to advance a Drawing to the Borrower before all of the documents and evidence required by Clause 3.1 have been delivered to or to the order of the Lender, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Lender no later than the date specified by the Lender.

The advance of a Drawing under this Clause 3.6 shall not be taken as a waiver of the Lender’s right to require production of all the documents and evidence required by Clause 3.1.

	3.7	Form and content All documents and evidence delivered to the Lender under this Clause 3 shall:

		3.7.1	be in form and substance acceptable to the Lender;

		3.7.2	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender; and

		3.7.3	if copies, be certified as true and complete copies by a director or the secretary or the legal advisor or a duly authorised attorney-in-fact of the Borrower.

4	Advance

The Borrower may request a Drawing to be advanced in one amount on any Business Day prior to the Availability Termination Date by delivering to the Lender a duly completed Drawdown Notice not more than ten (10) and not fewer than three (3) Business Days before the proposed Drawdown Date.

5	Currency

5.1

Conversion The Borrower may Convert all or any part of the Loan into a Permitted Currency not later than five (5) Business Days before the Drawdown Date or at any time during the Facility Period, subject to there being no Event of Default which is continuing and subject to the Permitted Currency being available to the Lender. Upon conversion, that part of the Loan shall remain denominated in, and shall be repayable in, the Permitted Currency until the end of the relevant Interest Payment Date. Clause 3.4 shall be amended so that the Maximum Amount of the Loan shall be reduced in the Permitted Currency or Permitted Currencies selected under this Clause, provided that the Reduction Dates specified in Clause 3.4 shall not be changed.

5.2

Indemnity The Borrower shall indemnify the Lender from time to time on demand against all Break Costs, other losses, costs, claims, damages and expenses which the Lender may from time to time suffer, incur or sustain by reason of the Lender agreeing to and/or implementing the terms of this Clause (including, without limitation, all costs and expenses incurred by the Lender in effecting any conversion).

6	Repayment

6.1

Repayment of each Drawing The Borrower agrees to repay each Drawing to the Lender on the last day of the Interest Period in respect of that Drawing. On the Final Maturity Date the Borrower shall repay to the Lender all amounts then outstanding under or pursuant to this Agreement.

Without limitation to the repayments required by Clause 3.4, in addition the Borrower may repay any Drawing in whole or in part in integral multiples of five hundred thousand Dollars ($500,000) (or the equivalent in the Permitted Currency in which the Drawing in question is then denominated) and no repayment shall be made in an amount which is less than one million Dollars ($1,000,000) (or the equivalent in the Permitted

Currency in which the Drawing in question is then denominated) (or as otherwise may be agreed by the Lender) provided that it has first given to the Lender not fewer than two (2) Business Days’ prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause once given shall be irrevocable and shall oblige the Borrower to make the repayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount repaid up to and including that Business Day and any repaid amount shall not be available for reborrowing.

7	Prepayment

	7.1	Illegality If it becomes unlawful in any jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan:

		7.1.1	the Lender shall promptly notify the Borrower of that event; and

7.1.2

the Borrower shall repay any Drawing on the last day of its current Interest Period or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.2

Voluntary prepayment of Loan The Borrower may prepay the whole or any part of a Drawing (but, if in part, being an amount that reduces that Drawing by a minimum amount of five hundred thousand Dollars ($500,000) or an integral multiple of that amount (or as otherwise may be agreed by the Lender) provided that it gives the Lender not less than fourteen (14) Business Days’ (or such shorter period of the notice as the Lender may agree) prior notice. Amounts prepaid by the Borrower pursuant to this Clause shall be available for reborrowing in accordance with Clause 3 prior to the Availability Termination Date. Any prepayment under this Clause 7.2 shall satisfy the obligations under Clause 6.1 in order of maturity.

7.3

Mandatory prepayment on sale or Total Loss Upon the sale or Total Loss of the Vessel, the Maximum Amount shall reduce to zero and the Borrower shall repay the Indebtedness in full, in the case of a sale of the Vessel, by not later than the date of the sale of the Vessel or, in the case of a Total Loss, by not later than the date falling one hundred and eighty (180) days from the date of the casualty giving rise to the Total Loss (or such longer period as the Lender may in its discretion agree). Amounts prepaid by the Borrower pursuant to this Clause shall not be available for reborrowing.

7.4

Mandatory prepayment on reduction of Maximum Amount If the Maximum Amount is reduced in accordance with Clause 3.4 to an amount which is less than the aggregate amount of the Drawings then outstanding, the Borrower shall, simultaneously with that reduction, prepay one or more outstanding Drawings to the extent required to ensure that the aggregate amount of the Drawings outstanding does not exceed the reduced Maximum Amount.

7.5

Restrictions Any notice of prepayment given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

8	Interest

	8.1	Interest Periods The period during which each Drawing shall be outstanding under this Agreement shall be an Interest Period of one (1),

three (3), six (6), nine (9) or twelve (1-2) months’ duration, as selected by the Borrower in the Drawdown Notice in respect of the Drawing in question, or such other duration as may be agreed by the Lender.

8.2

Beginning and end of Interest Periods Each Interest Period shall start on the Drawdown Date of the Drawing in question and end on the date which numerically corresponds to that Drawdown Date in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month.

8.3	Interest Periods to meet Maturity Date If an Interest Period for a Drawing would otherwise expire after the Maturity Date, the Interest Period for that Drawing shall expire on the Maturity Date.

8.4

Non Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.5

Interest rate During each Interest Period interest shall accrue on the relevant Drawing at the rate determined by the Lender to be the aggregate of (a) the Margin, (b) LIBOR and (c) the Mandatory Cost, if any.

8.6

Failure to select Interest Period If the Borrower at any time fails to select or agree an Interest Period in accordance with Clause 8.1, the interest rate applicable shall be the rate determined by the Lender in accordance with Clause 8.5 for an Interest Period of such duration (not exceeding six months) as the Lender may select.

8.7

Accrual and payment of interest Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the

Borrower to the Lender on the last day of each Interest Period and, if the Interest Period is longer than six (6) months, on the dates falling at six (6) monthly intervals after the first day of that Interest Period.

8.8

Default interest If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is one per cent (1%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Drawing in the currency of the overdue amount for successive Interest Periods, each selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.8 shall be immediately payable by the Borrower on demand by the Lender.

If unpaid, any such interest will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.9

Changes in market circumstances If at any time the Lender determines (which determination shall be final and conclusive and binding on the Borrower) that, by reason of changes affecting the London interbank market, adequate and fair means do not exist for determining the rate of interest on a Drawing for any Interest Period:

	8.9.1	the Lender shall give notice to the Borrower of the occurrence of such event; and

	8.9.2	the rate of interest on the relevant Drawing for that Interest Period shall be the rate per annum which is the sum of:

		(a)	the Margin; and

		(b)	the rate which expresses as a percentage rate per annum the cost to the Lender of funding the relevant Drawing from whatever source it may reasonably select; and

(c) the Mandatory Cost, if any,

PROVIDED THAT if the resulting rate of interest is not acceptable to the Borrower:

		8.9.3	the Lender will negotiate with the Borrower in good faith with a view to modifying this Agreement to provide a substitute basis for determining the rate of interest which is financially a substantial equivalent to the basis provided for in this Agreement;

		8.9.4	any substitute basis agreed pursuant to Clause 8.9.3 shall be binding on the parties to this Agreement; and

		8.9.5	if, within thirty (30) days of the giving of the notice referred to in Clause 8.9.1, the Borrower and the Lender fail to agree in writing on a substitute basis for determining the rate of interest in respect of the relevant Drawing, the Lender shall cease to be obliged to advance that Drawing, but, if it has already been advanced, the Borrower will immediately prepay it, together with any Break Costs, and the Maximum Amount shall be reduced by the amount of that Drawing.

8.10

Determinations conclusive The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Clause 8 and each such determination shall (save in the case of manifest error) be final and conclusive.

9	Indemnities

9.1

Transaction expenses The Borrower will, within fourteen (14) days of the Lender’s written demand, pay the Lender the amount of all costs and expenses (including legal fees and Value Added Tax or any similar or replacement tax if applicable) incurred by the Lender in connection with:

	9.1.1	the negotiation, preparation, printing, execution and registration of the Finance Documents (whether or not any Finance Document is actually executed or registered and whether or not a Drawing is advanced);

	9.1.2	any amendment, addendum or supplement to any Finance Document (whether or not completed); and

9.1.3

any other document which may at any time be required by the Lender to give effect to any Finance Document or which the Lender is entitled to call for or obtain under any Finance Document (including, without limitation, all premiums and other sums from time to time payable by the Lender in relation to the Mortgagee’s Insurances).

9.2

Funding costs The Borrower shall indemnify the Lender on the Lender’s written demand against all losses and costs incurred or sustained by the Lender if, for any reason, a Drawing is not advanced to the Borrower after the relevant Drawdown Notice has been given to the Lender, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Lender).

9.3

Break Costs The Borrower shall indemnify the Lender on the Lender’s written demand against all costs, tosses, premiums or penalties incurred by the Lender as a result of its receiving any prepayment of all or any part of a Drawing (whether pursuant to Clause 7 or otherwise) on a day other than a Drawing (whether pursuant to Clause 7 or otherwise) on a day other than the last day of an Interest Period for that Drawing, or any other payment under or in relation to the Finance Documents on a day other than the due date for payment of the sum in question, including (without limitation) any losses or costs incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain all or any part of a Drawing, and any liabilities, expenses or losses incurred by the Lender in terminating or reversing, or otherwise in connection with, any Transaction or any other interest rate and/or currency swap, transaction or arrangement entered into by the Lender to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement or the Master Agreement.

9.4

Currency indemnity In the event of the Lender receiving or recovering any amount payable under a Finance Document in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when Converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Lender’s written demand, pay to the Lender such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Lender as a separate debt under this Agreement.

9.5

Increased costs (subject to Clause 9.6) If, by reason of the introduction of any law, or any change in any law, or any change in the interpretation or administration of any law, or compliance with any request or requirement from any central bank or any fiscal, monetary or other authority occurring after the date of this Agreement:

	9.5.1	the Lender (or the holding company of the Lender) shall be subject to any Tax with respect to payment of all or any part of the Indebtedness (other than Tax on overall net income); or

	9.5.2	the basis of Taxation of payments to the Lender in respect of all or any part of the Indebtedness shall be changed; or

	9.5.3	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of the Lender; or

9.5.4

the manner in which the Lender allocates capital resources to its obligations under this Agreement and/or the Master Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which the Lender is required or requested to maintain shall be affected; or

	9.5.5	there is imposed on the Lender (or on the holding company of the Lender) any other condition in relation to the Indebtedness or the Finance Documents;

and the result of any of the above shall be to increase the cost to the Lender (or to the holding company of the Lender) of the Lender making or maintaining the Loan, or its obligations under the Master Agreement to cause the Lender to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement or the Master Agreement and/or performing its obligations under this Agreement or the Master Agreement, then, subject to Clause 9.6, the Lender shall notify the Borrower and the Borrower shall from time to time pay to the Lender on demand the amount which shall compensate the Lender (or the holding company of the Lender) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Lender setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

9.6	Exceptions to increased costs Clause 9.5 does not apply to the extent any additional cost or reduced return referred to in that Clause is:

	9.6.1	compensated for by a payment made under Clause 9.10; or

	9.6.2	compensated for by a payment made under Clause 17.3; or

	9.6.3	compensated for by the payment of the Mandatory Cost; or

	9.6.4	attributable to the wilful breach by the Lender (or the holding company of the Lender) of any law or regulation.

9.7

Events of Default The Borrower shall indemnify the Lender from time to time on the Lender’s written demand against all losses, costs and liabilities incurred or sustained by the Lender as a consequence of any Event of Default.

9.8

Enforcement costs The Borrower shall pay to the Lender on the Lender’s written demand the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document including (without limitation) any losses, costs and expenses which the Lender may from time to time sustain, incur or become liable for by reason of the Lender being mortgagee of the Vessel and/or a lender to the Borrower, or by reason of the Lender being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of the Vessel.

9.9

Other costs The Borrower shall pay to the Lender on the Lender’s written demand the amount of all sums which the Lender may pay or become actually or contingently liable for on account of the Borrower in connection with the Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which the Lender may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by the Lender in connection with the maintenance or repair of the Vessel or in discharging any lien, bond or other claim relating in any way to the Vessel, and any sums which the Lender may pay or guarantees which it may give to procure the release of the Vessel from arrest or detention.

9.10	Taxes The Borrower shall pay all Taxes to which all or any part of the Indebtedness or any Finance Document may be at any time subject (other than Tax on the Lender’s overall net income) and shall indemnify the Lender on the Lender’s written demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

10	Fees

10.1

Commitment fee The Borrower shall pay to the Lender a fee computed at the rate of zero point twenty per cent (0.20%) per annum on the undrawn Maximum Amount from time to time from the date of this Agreement until the Availability Termination Date. The accrued commitment fee is payable on the last day of each successive period of three (3) months from the date of this Agreement and on the Availability Termination Date.

	10.2	Arrangement fee The Borrower shall pay to the Lender on the date of this Agreement an arrangement fee in the amount of seventy two thousand Dollars ($72,000).

11	Security and Application of Moneys

11.1

Security Documents As security for the payment of the Indebtedness, the Borrower shall execute and deliver to the Lender or cause to be executed and delivered to the Lender the following documents in such forms and containing such terms and conditions as the Lender shall require:

		11.1.1	a first priority Cypriot statutory mortgage over the Vessel together with a collateral deed of covenants;

		11.1.2	a first priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Vessel; and

		11.1.3	a first priority deed of charge over the Cash Collateral Account and all amounts from time to time standing to the credit of it.

11.2

Accounts The Borrower shall maintain the Accounts with the Lender for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

11.3	Earnings The Borrower shall procure that all Earnings and any Requisition Compensation are credited to the Operating Account.

11.4	Application of Operating Account The Borrower shall procure that there is transferred from the Operating Account to the Lender:

	11.4.1	on the due date for repayment of each Drawing, the amount of that Drawing; and

	11.4.2	on each Interest Payment Date in respect of a Drawing, the amount of interest due in respect of that Drawing,

and the Borrower irrevocably authorises the Lender to make those transfers.

11.5

Borrower’s obligations not affected If for any reason the amount standing to the credit of the Operating Account is insufficient to repay any Drawing or to make any payment of interest when due, the Borrower’s obligation to repay that Drawing or to make that payment of interest shall not be affected.

11.6

Release of surplus Any amount remaining to the credit of the Operating Account following the making of any transfer required by Clause 11.4 shall (unless a Default shall have occurred and be continuing) be released to or to the order of the Borrower, subject to an amount of one hundred and fifty thousand Dollars ($150,000) remaining credited to the Operating Account at all times during the Facility Period.

11.7

Relocation of Accounts At any time following the occurrence and during the continuation of a Default, the Lender may without the consent of the Borrower relocate either or both of the Accounts to any other branch of the Lender, without prejudice to the continued application of this Clause 11 and the rights of the Lender under the Finance Documents.

11.8

Application after acceleration From and after the giving of notice to the Borrower by the Lender under Clause 14.2, the Borrower shall procure that all sums from time to time standing to the credit of either of the Accounts are immediately transferred to the Lender for application in accordance with Clause 11.14 and the Borrower irrevocably authorises the Lender to make those transfers.

11.9	General application of moneys The Borrower, subject to Clause 11.10, irrevocably authorises the Lender to apply all sums which the Lender may receive:

	11.9.1	pursuant to a sale or other disposition of the Vessel or any right, title or interest in the Vessel; or

	11.9.2	by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation; or

	11.9.3	by way of transfer of any sum from either of the Accounts; or

	11.9.4	otherwise arising under or in connection with any Security Document,

in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Lender may determine.

11.10

Application of moneys on sale or Total Loss The Borrower irrevocably authorises the Lender to apply all sums which the Lender may receive pursuant to a sale by the Borrower of the Vessel or a Total Loss in or towards satisfaction of the prepayment due and payable by virtue of that sale or Total Loss under Clause 7.3, but the Borrower’s obligation to make that prepayment shall not be affected if those sums are insufficient to satisfy that obligation.

11.11

Determination of market value For the purpose of the Security Documents, the market value of the Vessel shall be the average value certified by two of the Brokers, who shall report directly to the Lender and shall be appointed by the Borrower not later than five (5) days after the Lender’s request for the Borrower to appoint such Brokers. In the event that the Borrower fails to appoint such Brokers within five (5) days after the Lender’s request so to do or if a Broker appointed by the Borrower is not approved by the Lender and the Borrower fails to appoint an alternative Broker who is approved by the Lender within such five (5) day period, the Borrower irrevocably authorises the Lender to appoint a Broker in its discretion to conduct such valuations. All valuations pursuant to this Clause shall be made on the basis of a sale of the Vessel for prompt delivery for cash at arm’s length on normal commercial terms by a willing seller to a willing buyer and free of any existing charter or other contract of employment. The Borrower agrees to accept each valuation obtained pursuant to this Clause as conclusive evidence of the Vessel’s market value at the date of such valuation.

11.12

Cost of valuation The Borrower shall be liable for all costs and expenses incurred by the Lender in obtaining up to two valuations in each year of the Facility Period one upon each anniversary of the date of this Agreement and the other six (6) months after the date of this Agreement and upon each anniversary of such date unless there is an Event of Default in which case the Borrower shall be liable for all costs and expenses incurred by the Lender in obtaining any number of valuations required by it pursuant to Clause 11.11 and shall reimburse the Lender in respect of all such costs and expenses on demand.

11.13	Provision of information The Borrower undertakes promptly to supply the Lender with such information concerning the Vessel’s condition, location and employment as the Lender may reasonably require.

11.14

Additional security If and so often as the aggregate of the market value of the Vessel (determined in accordance with Clause 11.11) plus the value of any additional security for the time being provided to the Lender pursuant to this Clause shall be less than (a) one hundred per cent (100%) of the amount of the Loan, for the period commencing on the first Drawdown Date and ending on the third anniversary of the first Drawdown Date or (b) one hundred and ten per cent (110%) of the amount of the Loan from the third anniversary of the first Drawdown Date until the sixth anniversary of the first Drawdown Date or (c) one hundred and twenty per cent (120%) of the amount of the Loan thereafter, the Borrower will, within fourteen (14) days of the request of the Lender to do so, at the Borrower’s option:-

11.14.1

pay to the credit of the Cash Collateral Account such amount as shall be necessary to establish that the aggregate of the market value of the Vessel (determined in accordance with Clause 11.11) plus the value of any additional security for the time being provided to the Lender pursuant to this Clause shall be no less than (a) one hundred per cent (100%) of the amount of the Loan, for the period commencing on the first Drawdown Date and ending on the third anniversary of the first Drawdown Date, or (b) one hundred and ten per cent (110%) of the amount of the Loan from the third anniversary of the First Drawdown Date until the sixth anniversary of the first Drawdown Date or (c) one hundred and twenty per cent (120%) of the amount of the Loan thereafter; or

	11.14.2	give to the Lender other security in amount and form acceptable to the Lender in its discretion; or

	11.14.3	repay such amount of the Loan as shall be necessary to establish that the aggregate of the market value of the Vessel (determined in accordance with Clause 11.11) plus the value of any additional security for the time being provided to the Lender pursuant to this Clause shall be no less than (a) one hundred per cent (100%) of the amount of the Loan, for the period commencing on the first Drawdown Date and ending on the third anniversary of the first Drawdown Date, or (b) one hundred and ten per cent (110%) of the amount of the Loan from the third anniversary of the first Drawdown Date until the sixth anniversary of the first Drawdown Date or (c) one hundred and twenty per cent (120%) of the amount of the Loan thereafter.

Clauses 7.2, 7.3 and 7.4 shall apply, mutatis mutandis, to any repayment made pursuant to this Clause and the value of any additional security provided pursuant to this Clause shall be determined by the Lender in its discretion.

11.15

Return of additional security If and so often as the aggregate of the market value of the Vessel (determined in accordance with Clause 11.11) plus the value of any additional security for the time being provided to the Lender pursuant to Clause 11.14 shall exceed (a) one hundred per cent (100%) of the amount of the Loan, for the period commencing on the first Drawdown Date and ending on the third anniversary of the first Drawdown Date, or (b) one hundred and ten per cent (110%) of the amount of the Loan from the third anniversary of the first Drawdown Date until the sixth anniversary of the first Drawdown Date or (c) one hundred and twenty per cent (120%) of the amount of the Loan thereafter, then the Lender shall, within fourteen (14) days of the request of the Borrower to do so, release to the Borrower such portion of the amount standing to the credit of the Cash Collateral Account in accordance with Clause 11.14 and/or such amount of the security referred to in Clause 11.14.2 as shall be required to ensure that the aggregate of the market value of the Vessel (determined as aforesaid) plus the value of any additional security for the time being provided to the Lender pursuant to Clause 11.14 is equal to, but not less than (a) one hundred per cent (100%) of the amount of the Loan, for the period commencing on the first Drawdown Date and ending on the third anniversary of the first Drawdown Date, or (b) one hundred and ten per cent (110%) of the amount of the Loan from the third anniversary of the first Drawdown Date until the sixth anniversary of the first Drawdown Date or (c) one hundred and twenty per cent (120%) of the amount of the Loan thereafter.

12	Representations

	12.1	Representations The Borrower makes the representations and warranties set out in this Clause 12.1 to the Lender on the date of this Agreement.

12.1.1

Status Each Security Party (which is not an individual) which is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

		12.1.2	Binding obligations The obligations expressed to be assumed by each Security Party in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

		12.1.3	Non-conflict with other obligations The entry into and performance by each Security Party of, and the transactions contemplated by, the Finance Documents do not conflict with:

			(a)	any law or regulation applicable to that Security Party;

			(b)	the constitutional documents of that Security Party; or

			(c)	any document binding on that Security Party or any of its assets, and in borrowing the Loan, the Borrower is acting for its own account.

12.1.4

Power and authority Each Security Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

12.1.5	Validity and admissibility in evidence All consents, licences, approvals, authorisations, filings and registrations required or desirable:

(a)

to enable each Security Party lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party or to enable the Lender to enforce and exercise all its rights under the Finance Documents; and

(b) to make the Finance Documents to which any Security Party is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule I.

12.1.6

Governing law and enforcement The choice of English law as the governing law of any Finance Document expressed to be governed by English law will be recognised and enforced in the jurisdiction of incorporation of each relevant Security Party, and any judgment obtained in England in relation to any such Finance Document will be recognised and enforced in the jurisdiction of incorporation of each relevant Security Party.

12.1.7	Deduction of Tax No Security Party is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

12.1.8

No filing or stamp taxes Under the law of jurisdiction of incorporation of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

12.1.9	No default No Event of Default is continuing or might reasonably be expected to result from the advance of a Drawing.

12.1.10	No misleading information Any factual information provided by any Security Party to the Lender was true and accurate in all material respects as at the date is was provided.

12.1.11

Pari passu ranking The payment obligations of each Security Party under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

12.1.12

No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of the Borrower’s knowledge threatened) which, if adversely determined, might reasonably be expected to have a materially adverse effect on the business, assets, financial condition or credit worthiness of any Security Party.

12.1.13	Disclosure of material facts The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Lender and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

		12.1.14	No established place of business in the UK or US No Security Party has an established place of business in the United Kingdom or the United States of America.

12.1.15

Completeness of Relevant Documents The copies of any Relevant Documents provided or to be provided by the Borrower to the Lender in accordance with Clause 3 are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Lender.

12.2

Repetition Each representation and warranty in Clause 12.1 is deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Notice and the first day of each Interest Period.

13	Undertakings and Covenants

The undertakings and covenants in this Clause 13 remain in force for the duration of the Facility Period.

	13.1	Information Undertakings

13.1.1

Financial statements The Borrower or the Managers will supply to the Lender, on request within sixty (60) days of the end of each calendar year during the Facility Period the unaudited management accounts for the Vessel prepared by the Managers showing the income and expenditure for the Vessel for such calendar year, with the first such accounts to be supplied by not later than 60 (sixty) days of the end of 2007.

13.1.2	Information: miscellaneous The Borrower shall supply to the Lender:

(a)

promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which might, if adversely determined, have a materially adverse effect on the business, assets, financial condition or credit worthiness of that Security Party; and

(b)

promptly, such further information regarding the financial condition, business and operations of any Security Party as the Lender may reasonably request including, without limitation, cash flow analyses and details of the operating costs of the Vessel.

13.1.3	Notification of default

(a) The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

	13.1.4	“Know your customer” checks If:

		(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

		(b)	any change in the status of the Borrower after the date of this Agreement; or

		(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of (c) above, on behalf of any prospective new Lender) in order for the Lender (or, in the case of (c) above, any prospective new Lender) to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

13.2	General undertakings

	13.2.1	Authorisations The Borrower shall promptly:

		(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)

supply certified copies to the Lender of, any consent, licence, approval or authorisation required under any law or regulation to enable each Security Party to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in the jurisdiction of incorporation of each relevant Security Party of any Finance Document.

13.2.2

Compliance with laws The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

13.2.3

Conduct of business The Borrower shall carry on and conduct its business in a proper and efficient manner, file all requisite tax returns and pay all tax which becomes due and payable (except where contested in good faith).

13.2.4

Evidence of good standing The Borrower will from time to time if requested by the Lender provide the Lender with evidence in form and substance satisfactory to the Lender that the Security Parties and all corporate shareholders of any Security Party remain in good standing.

13.2.5

Liquidity The Borrower will throughout the Facility Period maintain or procure that the Managers maintain in the Operating Account at all times a minimum positive account balance free of any Encumbrances (other than in favour of the Lender) of not less than one hundred and fifty thousand Dollars ($150,000). Any undrawn amounts under this Agreement may be included for the purpose of this calculation and this calculation shall exclude cash deposited with the Lender as security for any other facility or in connection with Clause 5.

13.2.6

Negative pledge and no disposals The Borrower shall not create nor permit to subsist any Encumbrance or other third party rights over any of its present or future assets or undertaking nor dispose of any those assets or of all or part of that undertaking.

13.2.7	Merger The Borrower shall not without the prior written consent of the Lender enter into any amalgamation, demerger, merger or corporate reconstruction.

13.2.8

Change of business The Borrower shall not without the prior written consent of the Lender make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

13.2.9	No other business The Borrower shall not without the prior written consent of the Lender engage in any business other than the ownership, operation, chartering and management of the Vessel.

13.2.10	No place of business in UK or US The Borrower shall not have an established place of business in the United Kingdom or the United States of America at any time during the Facility Period.

13.2.11

No borrowings The Borrower shall not without the prior written consent of the Lender borrow any money (except for the Loan and unsecured Financial Indebtedness subordinated to the Loan) nor incur any obligations under leases.

13.2.12	No substantial liabilities Except in the ordinary course of business, the Borrower shall not without the prior written consent of the Lender incur any liability to any third party which is in the Lender’s opinion of a substantial nature.

13.2.13

No loans or other financial commitments The Borrower shall not without the prior written consent of the Lender make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person.

13.2.14	No dividends The Borrower shall not without the prior written consent of the Lender pay any dividends or make any other distributions to the shareholders or issue any new shares.

13.2.15	Inspection of records The Borrower will permit the inspection of its financial records and accounts from time to time by the Lender or its nominee.

13.2.16

No change in Relevant Documents The Borrower shall procure that, without the prior written consent of the Lender, there shall be no termination of, alteration to, or waiver of any term of, any of the Relevant Documents.

13.2.17

No change in ownership or control of the Borrower or the Managers The Borrower shall not permit any change in its beneficial ownership and control and the beneficial ownership and control of the Managers from that advised to the Lender at the date of this Agreement.

13.2.18	No purchase of a vessel The Borrower shall not purchase any vessel or any shares in any vessel.

13.2.19	No dealings with Master Agreement The Borrower shall not assign, novate or encumber or in any other way transfer any of its rights or obligations under the Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than the Lender.

13.2.20

Charters The Borrower shall not without the prior written consent of the Lender enter into any Charter (other than the Existing Charters) and shall not extend or otherwise amend or supplement a Charter without the prior written consent of the Lender.

13.3	Vessel undertakings

	13.3.1	No sale of Vessel The Borrower shall not sell or otherwise dispose of the Vessel or any shares in the Vessel nor agree to do so without the prior written consent of the Lender.

13.3.2

No chartering after Event of Default Following the occurrence and during the continuation of an Event of Default the Borrower shall not without the prior written consent of the Lender let the Vessel on charter or renew or extend any charter or other contract of employment of the Vessel (nor agree to do so).

13.3.3

No change in management The Borrower shall procure that, without the prior written consent of the Lender, there shall be no termination of, alteration to, or waiver of any term of, the Management Agreement and the Borrower shall not without the prior written consent of the Lender permit the Managers to sub- contract or delegate the commercial or technical management of the Vessel to any third party.

	13.3.4	Registration of Vessel The Borrower undertakes to maintain the registration of the Vessel under the flag stated in Recital (A) (or such other flag acceptable to the Lender in its discretion) for the duration of the Facility Period unless the Lender agrees otherwise in writing.

13.3.5

Evidence of current COFR The Borrower will, if and for so long as the Vessel trades in the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990), obtain, retain and provide the Lender with a copy of, a valid Certificate of Financial Responsibility for the Vessel under that Act and will comply strictly with the requirements of that Act.

13.3.6	ISM Code compliance The Borrower will:

	(a)	procure that the Vessel remains for the duration of the Facility Period subject to a SMS;

	(b)	maintain a valid and current SMC for the Vessel throughout the Facility Period and provide a copy to the Lender;

	(c)	procure that the ISM Company maintains a valid and current DOC throughout the Facility Period and provide a copy to the Lender; and

	(d)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of the Vessel or of the DOC of the ISM Company.

13.3.7	ISPS Code compliance The Borrower will:

	(a)	for the duration of the Facility Period comply with the ISPS Code in relation to the Vessel and procure that the Vessel and the ISPS Company comply with the ISPS
Code;

			(b)	maintain a valid and current ISSC for the Vessel throughout the Facility Period and provide a copy to the Lender; and

			(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

		13.3.8	Annex VI compliance The Borrower will:

			(a)	for the duration of the Facility Period comply with Annex VI in relation to the Vessel and procure that the Vessel’s master and crew are familiar with, and that the Vessel complies with, Annex VI;

			(b)	maintain a valid and current IAPPC for the Vessel throughout the Facility Period and provide a copy to the Lender; and

			(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.

14	Events of Default

	14.1	Events of Default Each of the events or circumstances set out in this Clause 14.1 is an Event of Default.

		14.1.1	Non payment The Borrower does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable.

		14.1.2	Other obligations A Security Party or any other person (except the Lender) does not comply with any provision of any of the

Relevant Documents to which that Security Party or person is a party (other than as referred to in Clause 14.1.1).

14.1.3

Misrepresentation Any representation, warranty or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be repeated.

14.1.4	Cross default Any Financial Indebtedness of a Security Party:

	(a)	is not paid when due or within any originally applicable grace period; or

	(b)	is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or

	(c)	is declared by a creditor to be due and payable before its specified maturity as a result of such an event.

14.1.5	Insolvency

(a)

A Security Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

	(b)	The value of the assets of a Security Party is less than its liabilities (taking into account contingent and prospective liabilities).

	(c)	A moratorium is declared in respect of any Financial Indebtedness of a Security Party.

14.1.6	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken for:

(a)

the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party;

	(b)	a composition, compromise, assignment or arrangement with any creditor of a Security Party;

	(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of any Security Party or any of its assets; or

	(d)	enforcement of any Encumbrance over any assets of a Security Party,

or any analogous procedure or step is taken in any jurisdiction.

14.1.7	Creditors’ process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party.

14.1.8

Change in ownership or control of the Borrower or the Managers There is any change in the beneficial ownership or control of the Borrower or the Managers from that advised to the Lender by the Borrower at the date of this Agreement.

14.1.9	Repudiation A Security Party or any other person (except the Lender) repudiates any of the Relevant Documents to which that Security Party or person is a party or evidences an intention to do so.

14.1.10

Impossibility or illegality Any event occurs which would, or would with the passage of time, render performance of any of the Relevant Documents by a Security Party or any other party to any such document impossible, unlawful or unenforceable by the Lender or a Security Party.

14.1.11	Conditions subsequent Any of the conditions referred to in Clause 3.5 is not satisfied within the time reasonably required by the Lender.

14.1.12

Revocation or modification of authorisation Any consent, licence, approval, authorisation, filing, registration or other requirement of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable a Security Party or any other person (except the Lender) to comply with any of its obligations under any of the Relevant Documents is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Lender considers is, or may be, prejudicial to the interests of the Lender, or ceases to remain in full force and effect.

14.1.13

Curtailment of business A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business or, as a result of intervention by or under the authority of any government, the business of a Security Party is wholly or partially curtailed or suspended, or all or a substantial part of the assets or undertaking of a Security Party is seized, nationalised, expropriated or compulsorily acquired.

14.1.14	Reduction of capital A Security Party reduces its authorised or issued or subscribed capital.

14.1.15

Loss of Vessel The Vessel suffers a Total Loss or is otherwise destroyed, abandoned, confiscated, forfeited or condemned as prize, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Lender as security for the payment of all or any part of the Indebtedness, except that a Total Loss, or event similar to a Total Loss in relation to any other vessel, shall not be an Event of Default if:

	(a)	the Vessel or other vessel is insured in accordance with the Security Documents; and

	(b)	no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Lender in its discretion that any such refusal or dispute is likely to occur; and

(c)

payment of all insurance proceeds in respect of the Total Loss is made in full to the Lender within one hundred and eighty (180) days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Lender may in its discretion agree.

14.1.16

Challenge to registration The registration of the Vessel or the Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of the Mortgage is contested.

14.1.17

War The country of registration of the Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Lender in its discretion considers that, as a result, the security conferred by the Security Documents is materially prejudiced.

14.1.18

Master Agreement termination A notice is given by the Lender under section 6(a) of the Master Agreement, or by any person under section 6(b)(iv) of the Master Agreement, in either case designating an Early Termination Date for the purpose of the Master Agreement, or the Master Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect.

14.1.19

Material adverse change Any event or series of events occurs which, in the opinion of the Lender, is likely to have a materially adverse effect on the business, assets, financial condition or credit worthiness of a Security Party.

14.2	Acceleration If an Event of Default is continuing the Lender may by notice to the Borrower cancel any part of the Maximum Amount not then advanced and:

14.2.1

declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or

	14.2.2	declare that the Loan is payable on demand, whereupon it shall immediately become payable on demand by the Lender.

15	Assignment and Sub Participation

15.1

Right to assign The Lender may, subject to the prior approval of the Borrower (such approval not to be unreasonably withheld) and subject to the Lender giving prior notice of such intention to the Borrower, and without additional costs to the Borrower, assign or transfer all or any of its rights under or pursuant to the Security Documents to any other bank or financial institution, and may grant sub-participations in all or any part of the Loan. The Lender may, without the prior approval of the Borrower, assign or transfer all or any of its rights under or pursuant to the Security Documents to any other branch of the Lender, and may grant sub- participations in all or any part of the Loan.

15.2

Borrower’s co-operation The Borrower will co-operate fully with the Lender in connection with any assignment, transfer or sub-participation; will execute and procure the execution of such documents as the Lender may require in that connection; and irrevocably authorises the Lender to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or subparticipation shall take place) all information relating to the Security Parties, the Loan, the Relevant Documents and the Vessel which the Lender may in its discretion consider necessary or desirable.

15.3

Rights of assignee or transferee Any assignee or transferee of the Lender (unless limited by the express terms of the assignment or novation) take the benefit of every provision of the Finance Documents benefitting the Lender.

	15.4	No assignment or transfer by the Borrower The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

16	Set-Off

16.1

The Lender may set off any matured obligation due from the Borrower under any Finance Document against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may Convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set off.

16.2

Master Agreement rights The rights conferred on the Lender by this Clause 16 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Lender by the Master Agreement.

17	Payments

17.1

Payments Each amount payable by the Borrower under a Finance Document shall be paid to such account at such bank as the Lender may from time to time direct to the Borrower in the Currency of Account and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be deemed to have been received by the Lender on the date on which the Lender receives authenticated advice of receipt, unless that advice is received by the Lender on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Lender in its discretion considers that it is impossible or impracticable for the Lender to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Lender on the Business Day next following the date of receipt of advice by the Lender.

17.2

No deductions or withholdings Each payment (whether of principal or interest or otherwise) to be made by the Borrower under a Finance Document shall, subject only to Clause 17.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

17.3

Grossing up If at any time any law requires the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrower will promptly notify the Lender and, simultaneously with making that payment, will pay to the Lender whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Lender receives a net sum equal to the sum which the Lender would have received had no deduction or withholding been made.

17.4

Evidence of deductions If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it under a Finance Document, the Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty (30) days after making that payment, deliver to the Lender an original receipt issued by the relevant authority, or other evidence acceptable to the Lender, evidencing the payment to that authority of all amounts required to be deducted or withheld.

17.5

Adjustment of due dates If any payment or transfer of funds to be made under a Finance Document, other than a payment of interest on a Drawing, or a payment under the Master Agreement, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

17.6

Control Account The Lender shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement and the Master Agreement. The Borrower’s obligations to repay the Loan and to pay interest and all other sums due under this Agreement and the Master Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 17.6 and those entries will, in the absence of manifest error, be conclusive and binding.

18	Notices

	18.1	Communications in writing Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

18.2

Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement are:

18.2.1

in the case of the Borrower, c/o Safety Management Overseas S.A., 32 Avenue Karamanli, GR-166 0S Voula, Athens, Greece (telex no: 215050 answerback: SAFE GR, fax no: +30 210 895 6900) marked for the attention of Mr George Papadopoulos; and

		18.2.2	in the case of the Lender, to the Lender at its address at the head of this Agreement (fax no: +44 207 626 5956 tel no: +44 207 621 6045) marked for the attention of: Shipping Department;

or any substitute address, fax number, department or officer as either party may notify to the other by not less than five (5) Business Days’ notice.

	18.3	Delivery Any communication or document made or delivered by one party to this Agreement to the other under or in connection this Agreement will only be effective:

		18.3.1	if by way of fax, when received in legible form; or

		18.3.2	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 18.2, if addressed to that department or officer.

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender.

	18.4	English language Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be:

		18.4.1	in English; or

18.4.2

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

19	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

20	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21	Miscellaneous

	21.1	No oral variations No variation or amendment of a Finance Document shall be valid unless in writing and signed on behalf of the Lender.

21.2

Further Assurance If any provision of a Finance Document shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by or on behalf of the Lender are considered by the Lender for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Lender, execute or procure the execution of such further documents as in the opinion of the Lender are necessary to provide adequate security for the repayment of the Indebtedness.

21.3

Rescission of payments etc. Any discharge, release or reassignment by the Lender of any of the security constituted by, or any of the obligations of a Security Party contained in, a Finance Document shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

	21.4	Certificates Any certificate or statement signed by an authorised signatory of the Lender purporting to show the amount of the Indebtedness

(or any part of the Indebtedness) or any other amount referred to in any Finance Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

	21.5	Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

21.6

Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

22	Law and Jurisdiction

	22.1	Governing law This Agreement shall in alt respects be governed by and interpreted in accordance with English law.

22.2

Jurisdiction For the exclusive benefit of the Lender, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any proceedings may be brought in those courts.

22.3

Alternative jurisdictions Nothing contained in this Clause 22 shall limit the right of the Lender to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

22.4

Waiver of objections The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 22, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

22.5	Service of process Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

22.5.1

irrevocably appoints Cheeswrights Notaries Public, Bankside House, 107 Leadenhall Street, London EC3A 4HA, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

	22.5.2	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

SCHEDULE 1: Conditions Precedent and Subsequent

Part I: Conditions precedent

1	Security Parties

(a)

Constitutional Documents Copies of the constitutional documents of each Security Party together with such other evidence as the Lender may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

	(b)	Certificates of good standing A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

	(c)	Board resolutions A copy of a resolution of the board of directors of each Security Party:

		(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

		(ii)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

(d)

Officer’s certificates A certificate of a duly authorised officer of each Security Party certifying that each copy document relating to it specified in this Part I of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and setting out the names of the directors and officers of that Security Party.

	(e)	Powers of attorney The notarially attested and legalised power of attorney of each Security Party under which any documents are to be executed or transactions undertaken by that Security Party.

2	Security and related documents

	(a)	Vessel documents Photocopies, certified as true by a director or the secretary or the duly authorised attorney of the Borrower, of:

		(i)	the Management Agreement;

		(ii)	the Vessel’s current Safety Construction, Safety Equipment, Safety Radio, Oil Pollution Prevention and Load Line Certificates;

		(iii)	the Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if required for the Vessel);

		(iv)	the Vessel’s current SMC;

		(v)	the ISM Company’s current DOC;

		(vi)	the Vessel’s current ISSC;

		(vii)	the Vessel’s current IAPPC;

		(viii)	the Vessel’s current Tonnage Certificate;

		(ix)	the Existing Charters;

in each case together with all addenda, amendments or supplements.

(b)

Evidence of Borrower’s title Evidence that on the Drawdown Date (i) the Vessel will be at least provisionally registered under the flag stated in Recital (A) in the ownership of the Borrower and (ii) the Mortgage will be capable of being registered against the Vessel with first priority.

(c)

Evidence of insurance Evidence that the Vessel is insured in the manner required by the Security Documents by not later than fifteen (15) days prior to the first Drawdown Date and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Lender) the written approval of the Insurances by an insurance adviser appointed by the Lender.

(d)

Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed +100A1+LMC with Lloyd’s Register of Shipping or such other classification society as may be acceptable to the Lender in its absolute discretion free of recommendations affecting class.

(e)

Security Documents The Security Documents, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(f)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Lender may require.

(g)

Managers’ confirmation The written confirmation of the Managers that, throughout the Facility Period unless otherwise agreed by the Lender, they will remain the commercial and technical managers of the Vessel and that they will not, without the prior written consent of the Lender, sub contract or delegate the commercial or technical management of the Vessel to any third party and confirming in terms acceptable to the Lender that, following the occurrence of an Event of Default, all claims of the Managers against the Borrower shall be subordinated to the claims of the Lender under the Finance Documents.

	(h)	No disputes The written confirmation of the Borrower that there is no dispute under any of the Relevant Documents as between the parties to any such document.

3	Legal opinions

(a)

If a Security Party is incorporated in a jurisdiction other than England and Wales or if any Finance Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in each relevant jurisdiction, substantially in the form or forms provided to the Lender prior to signing this Agreement or confirmation satisfactory to the Lender that such an opinion will be given.

4	Other documents and evidence

	(a)	Drawdown Notice A duly completed Drawdown Notice.

	(b)	Process agent Evidence that any process agent referred to in Clause 22.5 and any process agent appointed under any other Finance Document has accepted its appointment.

(c)

Other authorisations A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents.

	(d)	Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 9 and Clause 10 have been paid or will be paid by the Drawdown Date.

	(e)	“Know your customer” documents Such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

Part II: Conditions subsequent

1

Evidence of Borrower’s title Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Recital (A) confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further Encumbrances registered against the Vessel.

2

Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Lender.

3	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to the Security Documents.

4	Legal opinions Such of the legal opinions specified in Part I of this Schedule 1 as have not already been provided to the Lender.

5	Companies Act registrations Evidence that the prescribed particulars of the Security Documents have been delivered to the Registrar of Companies of Cyprus within the statutory time limit.

6	Mortgagee’s Insurance Fees Payment to the Lender of all fees in relation to inspections, valuations, legal fees and premiums for Mortgagee’s Insurances.

SCHEDULE 2: Calculation of Mandatory Cost

1

The Mandatory Cost is an addition to the interest rate to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

(a)

On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below.

(b)

The Additional Cost Rate for the Lender if lending from an office in the euro-zone will be the percentage notified by the Lender to the Borrower to be its reasonable determination of the cost (expressed as a percentage of the Loan) of complying with the minimum reserve requirements of the European Central Bank as a result of making the Loan from that office.

	(c)	The Additional Cost Rate for the Lender if lending from an office in the United Kingdom will be calculated by the Lender as follows:

		(d)	where the Loan is denominated in sterling:
BY + S(Y - Z) + F x 0.01 per cent per annum
100 - (B + S)

		(e)	where the Loan is denominated in any currency other than sterling:
F x 0.01 per cent per annum
300

where:

	B	is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

	Y	is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an overdue amount, the additional rate of interest specified in Clause 7.8) payable for the relevant Interest Period on the Loan;

	S	is the percentage (if any) of eligible liabilities which the Lender is required from time to time to maintain as interest bearing special deposits with the Bank of England;

	Z	is the interest rate per annum payable by the Bank of England to the Lender on special deposits; and

	F	is the charge payable by the Lender to the Financial Services Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations or the equivalent provisions in any replacement regulations (with, for this purpose, the figure for the minimum amount in paragraph 2.02b or such equivalent provision deemed to be zero), expressed in pounds per £1 million of the fee base of the Lender.

2	For the purpose of this Schedule:

	(a)	“eligible liabilities” and “special deposits” have the meanings given to them at the time of application of the formula by the Bank of England;

	(b)	“fee base” has the meaning given to it in the Fees Regulations;

(c)

“Fees Regulations” means the regulations governing periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

3

In the application of the formula B, Y, S and Z are included in the formula as figures and not as percentages, e.g. if B=0.5% and Y = 15%, BY is calculated as 0.5. x 15. Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

4

If a change in circumstances has rendered, or will render, the formula inappropriate, the Lender shall notify the Borrower of the manner in which the Mandatory Cost will subsequently be calculated. The manner of calculation so notified by the Lender shall, in the absence of manifest error, be binding on the Borrower.

SCHEDULE 3: Form of Drawdown Notice

To: DNB NOR BANK ASA

From: AVSTES SHIPPING CORPORATION

2008

Dear Sirs,

Drawdown Notice

     We refer to the Loan Agreement dated         2008 made between ourselves and yourselves (the “Agreement”).

     Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

     Pursuant to Clause 4 of the Agreement, we irrevocably request that you advance a Drawing in the sum of [ ] to us on 200 , which is a Business Day, by paying the amount of the advance to [ ].

     We warrant that the representations and warranties contained in Clause 12.1 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on 200 , that no Default has occurred and is continuing, and that no Default will result from the advance of the sum requested in this Drawdown Notice.

     We select the period of [ ] months as the Interest Period in respect of the said Drawing.

  Yours faithfully

  For and on behalf of

  AVSTES SHIPPING CORPORATION

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SIGNED by	)
duly authorised for and on behalf	)
of AVSTES SHIPPING	)
CORPORATION	)

SIGNED by	)
duly authorised for and on behalf	)
of DnB NOR BANK ASA	)